EXHIBIT 23.1

[DELOITTE LOGO]

                                                    Brightman Almagor
                                                    1 Azrieli Center
                                                    Tel Aviv 67021
                                                    P.O.B. 16593, Tel Aviv 61164
                                                    Israel

                                                    Tel: +972 (3) 608 5555
                                                    Fax: +972 (3) 609 4022
                                                    info@deloitte.co.il
                                                    www.deloitte.com


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Inksure Technologies Inc. pertaining to the Inksure Technologies Inc. 2002 Employee, director and consultant stock option plan, and Housman employment agreement plan, of our report, dated August 3, 2005, relating to the consolidated financial statements of InkSure Technologies Inc. and its subsidiaries for the year ended December 31, 2004.


/s/ Brightman Almagor & Co.
---------------------------
Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu



Tel Aviv, Israel
December 7, 2005